EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Bella Petrella’s Holdings, Inc. (the "Company") on Form 10-Q/A for the fiscal quarter ended February 29, 2012, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned principal executive officer and the principal financial officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 23, 2012

By:	/s/ John V. Whitman, Jr.
John V. Whitman, Jr., Chief Executive Officer
(Principal Executive and Principal Operating Officer)

/s/ William R. VanHook, Jr.
William R. VanHook, Jr., Chief Financial Officer
(Principal Financial and Principal Accounting Officer)